Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of January 19, 1996, by and between Key Energy Group, Inc., a Maryland corporation (the "Company"), and the Holder (as hereinafter defined) executing the signature page hereto.

         This Agreement is contemplated by that certain Secured Amended and Restated Loan and Security Agreement dated as of January 19, 1996 (the "Agreement") by and between the Company and The CIT Group/Credit Finance, Inc. ("CIT").

         The parties hereby agree as follows:

         Section 1. Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Advice" has the meaning set forth in Section 5.

         "Affiliate"  means,  with respect to any  specified
Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

         "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

         "Closing Date" means the closing date as defined in that certain Agreement and Plan of Merger, dated as of November 18, 1995, by and between the Company and WellTech, Inc.
(the "Merger Agreement").

         "Commission" means the Securities and Exchange
Commission.

         "Common Stock" means the common stock, par value $.10 per share, of the Company.

         "Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

         "Controlling Persons" has the meaning set forth in
Section 8(a).

         "Demand Registration" has the meaning set forth in
Section 2(a).

         "Exchange  Act" means the  Securities  Exchange Act of
1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Holder" means the holder of record of Registrable Securities.

         "Inspectors" has the meaning set forth in Section 4(m).

         "Lock-up Request" has the meaning set forth in Section 10.

         "NASD" has the meaning set forth in Section 4(q).

         "Person"  means  any  individual,  corporation,  partnership, limited liability  company,  joint venture, association,  joint-stock
company,  trust, unincorporated  organization   or  government  or  other
agency  or  political subdivision thereof.

         "Piggy-Back Registration" has the meaning set forth in Section 3(a).

         "Prospectus"   means  the  prospectus   included  in any
Registration Statement   (including,   without limitation,   a  prospectus
that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule
430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Records" has the meaning set forth in Section 4(m).

         "Registrable Securities" means, collectively, the Common Stock to be issued upon exercise of the Warrant (as hereafter defined) until such time as (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable
Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are transferred to any Person other than a Holder pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, including a sale pursuant to the provisions of Rule 144(k), or (iii) such Registrable Securities shall cease to be outstanding.

         "Registration Expenses" has the meaning set forth in Section 7.

         "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144A" has the meaning set forth in Section 9(b).

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Shelf Registration" has the meaning set forth in
Section 2(a).

         "Shelf Registration Statement" has the meaning set forth in Section 2(a).

         "Suspension Notice" has the meaning set forth in Section 5.

         "Target Effective Period" has the meaning set forth in Section 2(a).

         "Warrant" mean the warrant to purchase up to 75,000 shares of Common Stock held by CIT.

         Section 2. Shelf Registration.

         (a) Filing: Effectiveness. (i) If, as of the Closing Date, a shelf registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities (a "Shelf Registration") is not effective or the effectiveness thereof has been suspended, or (ii) if the Closing Date has not occurred by June 30, 1995 and the Holder requests the Company to do so then the Company shall use its reasonable business efforts to cause such Shelf Registration Statement to be effective as soon as practicable. Once the Shelf
Registration  Statement is effective,  the Company shall use its
reasonable   business  efforts  to  keep  such  Shelf
Registration   Statement continuously  effective for a period
(the "Target Effective Period") ending with the earlier of (x) the sale of all Registrable Securities and (y) 24 months following the Closing Date or, if later, the date on which such Shelf Registration Statement is declared effective. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the registration form used by the Company for such Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by a Holder of
Registrable Securities to which such Shelf Registration Statement relates (but only to the extent that such request by such Holder relates to information with respect to such Holder), and the Company agrees to furnish the Holder, Holders' counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Holder shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement (i) at any time prior to the effective date of such Shelf Registration Statement and (ii) in the event  that  on or  after  the  effective  date of such  Shelf
Registration   Statement  the  Holder   receives  a  Lock-up
Request and such withdrawing Holder elects to exercise its rights to a Piggy-Back Registration pursuant to Section 3 hereof. The Company further agrees that if during the Target
 Effective Period, the Holder has not sold all Registrable Securities, then upon demand made by the Holder at any time within three years after the expiration of the Target
Effective Period, the Company shall promptly file a registration statement on the appropriate form for an offering to be made by the Holder of all of the Registrable Securities
then held by Holder (the  "Demand Registration")   and  shall
use  reasonable   business  efforts  to  have  such registration
 statement declared effective provided, however, that: (i) the Demand Registration need not be a Shelf Registration; (ii) the Holder shall be entitled to only one Demand Registration during said three year period; and (iii) the Holder's right to such Demand Registration shall terminate upon the first to occur of (y) expiration of such three year period of (z) sale of such Registrable Securities by the Holder.

         (b) Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration or a Demand Registration unless the Shelf Registration Statement or Registration Statement filed upon demand, as the case may be, with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto. If a Shelf Registration or Demand Registration is deemed not to have been effected, then the
 Company  shall continue  to  be  obligated  to  effect  a
Shelf   Registration   or  a  Demand Registration, as the case
may be, pursuant to this Section 2.

         Section 3. Piggy-Back Registration.

         (a) Request for Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), and the form of registration statement to be used permits the registration of Registrable Securities, then the
Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated effective date), and such notice shall offer such Holders
the   opportunity  to  register  such Registrable  Securities
as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) within
10 days after the date such notice  is  received   by  such
Holder   from  the   Company  (a   "Piggy-Back Registration").
The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other
 disposition of such   Registrable   Securities  in  accordance
with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3 by giving written notice to the Company of such withdrawal no later than five days prior to the anticipated effective date. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

         (b) Reduction of Offering. If the managing underwriter or underwriters of an underwritten offering with respect to which Piggy-Back Registration has been requested as provided in Section 3(a) shall have informed the Company, in writing, that in the opinion of such underwriter or underwriters the total number of shares which the Company, Holders of Registrable Securities and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering (including without limitation any material decrease in the proposed public offering price), then the number of shares to be offered for the account of all Persons (other than the Company) participating in such registration shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

         No registration effected under this Section 3, and no failure to effect a registration under this Section 3 shall relieve the Company of its obligation to effect a Shelf Registration or a Demand Registration pursuant to Section 2. No failure to effect a registration under this Section 3 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement, including without limitation, the Company' s obligations under Sections 7 and 8.

         Section 4. Registration Procedures.

         In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its reasonable business efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith:

                  (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable business efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement.

                  (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

                  (c) The Company shall promptly furnish to any Holder and the underwriters, if any, without charge, such number of conformed copies of each Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

                  (d) The  Company  shall,  on or  prior  to the date on
which a Registration  Statement is declared effective,  (i) use its reasonable business efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such  states of the United  States as any Holder or underwriter requests; (ii) do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder; (iii)
use its reasonable business efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the  Registration  Statement is required to be kept
effective in  accordance with the provisions of this Agreement;  and
(iv) do any and all other acts or things  reasonably  necessary  or advisable to enable the disposition in such  jurisdictions of such
Registrable Securities;   provided,  however,  that the  Company shall
not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 4(d), (y) to file any general consent to service of process,  or
(z) to subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation.

                  (e) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

                  (f) The Company shall promptly notify each Holder, Holders' counsel and any underwriter in writing, (i) when a Prospectus or any Prospectus supplement or post-effective  amendment has been filed and,
with  respect  to  a  Registration   Statement  or  any post-effective
amendment,  when the same has become effective,  (ii) of any request by the  Commission or any state  securities  authority for  amendments and
supplements  to  a   Registration   Statement  and  Prospectus
or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) of the issuance by any state  securities commission  or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in  any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening  of any  event which makes any  statement  made
in a  Registration  Statement or related  Prospectus
untrue or which requires the making of any changes  in
such  Registration  Statement  or  Prospectus  so that they will not contain any untrue  statement  of a material  fact
or omit to state any material  fact  required to be
stated  therein or necessary to make the statements
therein, in light of the circumstances under which they were
made,  not  misleading.   Immediately following
expiration of any Suspension Period, the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) The Company shall make generally
available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days (90 days in the event it relates to a fiscal year) after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities
Act.

                  (h) The Company  shall  promptly use its
reasonable  business efforts  to  prevent  the
issuance of any order suspending   the
effectiveness of a Registration Statement, and if one is issued use its reasonable  business  efforts  to obtain  the
withdrawal  of any order suspending  the  effectiveness
of  a  Registration  Statement  at  the         earliest
possible moment.

                  (i)  The  Company   shall,   if   requested
by  the  managing         underwriter or underwriters,  if any,
Holders'  counsel,  or any Holder         promptly  incorporate
in a  Prospectus  supplement  or  post-effective
amendment such information as such managing underwriter or
underwriters         reasonably  requests,  or Holders' counsel
reasonably  requests,  to be         included therein,
including,  without limitation,  with respect to the
Registrable Securities being sold by such Holder to such
underwriter or         underwriters,   the  purchase   price
being  paid   therefor  by  such         underwriter or
underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold
in such         offering,  and promptly  make all required
filings of such  Prospectus         supplement or post-effective
amendment.

                   (j) The Company shall, as promptly as
practicable after filing         with the  Commission any
document  which is  incorporated  by reference         into  a
Registration   Statement   (in  the  form  in  which  it  was
incorporated), deliver a copy of each such document to each of the Holders and to Holders' counsel.

                  (k) The  Company  shall  cooperate  with the
Holders  and the         managing underwriter or underwriters,
if any, to facilitate the timely         preparation  and
delivery of certificates (which shall not bear any restrictive legends unless required under applicable law)
representing         securities  sold  under  a  Registration
Statement,  and  enable  such         securities to be in such
denominations and registered in such names as         the
managing  underwriter or underwriters,  if any, or such Holders
may         reasonably  request  and  keep  available  and  make
available  to the         Company's   transfer   agent  prior
to  the   effectiveness   of  such         Registration
Statement a supply of such certificates.

                  (l) The  Company  shall enter into such
customary  agreements         (including, if applicable, an
underwriting agreement in customary form)         and take such
other actions as the Holders or the underwriters retained
by the Holders  participating in an underwritten  public
offering,  if         any,  may  reasonably  request in order to
expedite or  facilitate  the         disposition of Registrable
Securities.

                  (m) The Company shall  promptly make available
to each Holder,         any  underwriter   participating  in
any  disposition  pursuant  to  a         Registration
Statement, and any attorney,  accountant or other agent or
representative   retained   by   any   such   Holder   or
underwriter         (collectively,  the  "Inspectors"),  all
financial  and other  records,         pertinent   corporate
documents   and   properties   of  the  Company
(collectively,  the  "Records"),  as shall be  reasonably
necessary to         enable them to exercise their due diligence
responsibility,  and cause         the  Company's   officers,
directors  and  employees  to  supply  all         information
reasonably  requested by any such  Inspector in connection
with such Registration Statement;  provided that, unless the
disclosure         of such  Records is  necessary  to avoid or
correct a  misstatement  or         omission in such
Registration  Statement or the release of such Records
is  ordered  pursuant  to a  subpoena  or other  order  from a
court of         competent  jurisdiction,  the Company  shall
not be required to provide         any information under this
paragraph (1) if the Company believes, after
consultation  with counsel for the Company and counsel for the
Holders,         that to do so would  cause the  Company to
forfeit an  attorney-client         privilege that was
applicable to such  information or (2) if either (i)         the
Company  has  requested  and  been  granted  from  the
Commission         confidential treatment of such information
contained in any filing with         the  Commission or
documents  provided  supplementally  or otherwise or
(ii) the Company reasonably  determines in good faith that such
Records         are confidential and so notifies the Inspectors
in writing unless prior         to  furnishing  any such
information  with respect to (i) or (ii) such         Holder of
Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form
and subject to         customary  exceptions;  and  provided,
further  that  each  Holder  of         Registrable   Securities
 agrees  that  it  will,  upon  learning  that
disclosure   of  such  Records  is  sought  in  a  court  of
competent         jurisdiction, give notice to the Company and
allow the Company at its         expense,  to undertake
appropriate action and to prevent disclosure          of the
Records deemed confidential.


                  (n) In the  case  of any  underwritten  public
 offering,  the         Company shall  furnish to each Holder
and to each  underwriter a signed         counterpart, addressed
to such Holder or underwriter, of (i) an opinion         or
opinions  of counsel to the  Company,  and (ii) a comfort
letter or         comfort letters from the Company's independent
public accountants, each         in  customary  form and
covering  such matters of the type  customarily         covered
by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

                  (o) The  Company  shall  cause  the  shares
of  Common  Stock         included in a Registration Statement
to be listed on the American Stock         Exchange or such
other securities exchange on which similar securities issued by the Company are then listed.

                  (p)  The  Company   shall  provide  a  CUSIP
number  for  all         Registrable  Securities  covered by a
Registration  Statement not later         than the effective
date of such Registration Statement.

                  (q) The Company shall cooperate with each
Holder and each         underwriter participating in the
disposition of Registrable Securities         and their
respective counsel in connection with any filings required to be made with the National Association of Securities
Dealers, Inc.          ("NASD").

                  (r) The Company  shall,  during the period
when the Prospectus         is required to be delivered under
the Securities Act, promptly file all         documents required
to be filed with the Commission pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (s) The Company shall  appoint a transfer
agent and registrar         for all the shares of Common Stock
covered by a Registration  Statement         not later than the
effective date of such Registration Statement.

                  (t) In connection with an underwritten
offering,  the Company         will participate,  to the extent
reasonably  requested by the managing         underwriter  for
the offering or the Holders,  in customary  efforts to
sell the securities under the offering,  including without
limitation,         participating in "road shows."

         Section 5. Suspension Period.

         In the case of a Shelf Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(f)(vi) or of any event which, in the Company's reasonable business judgment, could become such an event, shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such

Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its reasonable business efforts and take such actions as are reasonably necessary to render the Advice and end the suspension period as promptly as practicable and (ii) the time periods for which a Shelf Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the suspension period.

         Section 6. Holder Information.

         If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right, to the extent permitted by law, to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

         Section 7. Registration Expenses.

         Any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all Commission and securities exchange,
NASDAQ or NASD registration and filing fees, all fees and
expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing  expenses,  messenger  and  delivery  expenses,
internal expenses  (including,  without  limitation,  all
salaries  and  expenses of the Company's  officers and employees performing legal or accounting  duties),  all expenses  for word  processing,  printing  and  distributing  any
Registration Statement,   any  Prospectus,   any  amendments  or
 supplements   thereto,  any underwriting  agreements,
securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 4(n)) Securities Act liability insurance (if the
Company elects to obtain such insurance), and the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (all such expenses being herein called
"Registration Expenses"), will be borne by the Company whether or not the Registration Statement to which such expenses relate becomes effective provided, however, that Registration Expenses shall not include (i) underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities or (ii) any fees or expenses of any counsel, accountants or other persons retained or employed by the Holders.

         Section 8. Indemnification and Contribution.

         (a) Indemnification bv the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses reasonably incurred by
any Holder  or  any  such  Controlling   Person  in  connection
with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees,
stockholders,   employees,   agents  and  investment  advisers,
and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities except with respect to information provided by the underwriter specifically for inclusion therein.

         (b) Indemnification bv the Holders. Each Holder agrees to indemnify and hold harmless the Company, its directors, officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities
Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such selling Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such selling Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party
shall  retain  counsel   reasonably   satisfactory  to  the
indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this
Section 8 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable
 Securities of such Holder were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

         If  indemnification  is available  under  paragraph
(a) or (b) of this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

         The  Company  and  each  Holder  agrees  that it  would
 not be just or equitable if  contribution  pursuant to this
Section 8(d) were determined by pro rata  allocation or by any other method of allocation that does not take account of the equitable  considerations  referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8 shall be deemed to include,
subject to the  limitations  set forth  above,  any legal or other expenses  reasonably  incurred (and not otherwise
reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of
Section  ll(f)  of the  Securities   Act)  shall  be  entitled  to
contribution  from  any  person   who  was  not   guilty  of  such
fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         Section 9. Rule 144 and Rule 144A.

         (a) Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         (b) Rule 144A. Upon the request of any Holder, the Company shall deliver to such holder within 10 days following receipt by the Company of such request, the information required by Section (d)(4) of Rule 144A under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A.

         Section 10. Restrictions on Sale by the Company and Others.

         In the event of an underwritten public offering for the account of the Company with respect to which the Holders have the right to exercise their rights to Piggy-Back Registration pursuant to Section 3 hereof, upon the written request (the "Lock-up Request") of the managing underwriter (or underwriters) of such offering, which request shall be made at least 20 days prior to the anticipated effective date of the Registration Statement for such offering, each Holder agrees not to effect any public sale or distribution of any securities similar to those being registered in such offering (other than pursuant to such offering), including without limitation, through sales of Registrable Securities pursuant to the Shelf Registration Statement, during the 10 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement relating to such offering.

         Section 11. Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder (or if there is more than one Holder, of the Holders of a majority in interest) of the Registrable Securities then outstanding.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York without  regard to principles of conflicts of law.

         (g) Severabilitv. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

         (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (i) Attornevs' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees and expenses in addition to any other available remedy.

         (j) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         (k) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, is inadequate and that any objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

 KEY ENERGY GROUP, INC.



By: /s/ Francis D. John
Name: Francis D. John
Title: Chief Executive Officer

Address: 257 Livingston Avenue
         New Brunswick, New Jersey 08901
         Telecopier: (908) 247-5148